CONSENT OF INDEPENDENT ACCOUNTANTS
                           ----------------------------------


We consent to the incorporation by reference in this statement on Form N-1A (Securities Act File No. 33-12112) of our report dated November 23, 1998, on our audit of the financial statements and highlights of the Baron Asset Fund, (comprising, Baron Asset Fund, Baron Growth & Income Fund and Baron Small Cap
Fund).

We also consent to the reference to our furm under the captions "Financial Highlights" in the prospectus and "Other Information" in the statement of additional information.




                                             PricewaterhouseCoopers, LLP


New York, New York
January 29, 1999